UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

AFV SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-84568	90-0006843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Research Drive Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 748-6600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement with STALK, LLC

On June 30, 2006, the Registrant entered into a Purchase Agreement with STALK, LLC (“Stalk”), an Arizona limited liability company, wherein the Registrant purchased assets from Stalk used in the testing and analysis of alternative fuel systems. Stalk agreed to sell all the assets, rights, and properties of the following: Mustang MD250 dual roller chassis dynamometer with integrated 5-gas and EPA trace software, California Analytical 110v integrated emissions test bench with independent CO, CO2, HC and NOx analyzers running custom EPA FTP bag equivalent compilation software, and Clayton Industries Virtual Test Track with self-motoring dual roller chassis dynamometer. In consideration for these assets, the Registrant agreed to pay $150,000 to Stalk. The Registrant also agreed to assume Stalk’s obligation on the facilities currently housing these mentioned assets for a period of at least 60 days. A copy of the agreement is attached hereto as Exhibit 10.5

Consulting Agreement with STALK, LLC

On June 30, 2006, the Registrant entered into a Consulting Services Agreement with STALK, LLC. Pursuant to the agreement Stalk agreed to limit its alternative fuel testing, consulting, training services, and EPA or CARB certified parts and components exclusively to the Registrant, with the one exception of the YCS Transportation Company, a Las Vegas, Nevada based taxi conglomerate, for approximately a 2 year period. Additionally, the Registrant was granted an exclusive resale license to any of the completed products that utilized an EPA or CARB approved alternative fuel system developed by STALK for the Registrant during the term of the agreement.

Furthermore, Stalk agreed to assign Brian Hoffert to provide and perform the specific alternative fuel consulting and support services at the Registrant’s Mesa, Arizona location. Stalk also agreed to complete a total of 1,000 hours of service per year in the areas of Alternative Fuels research and development as required to obtain Environmental Protection Agency (“EPA”) and California Air Resource Board “C.A.R.B.” approvals. In consideration for the services to be performed by STALK under this agreement, the Registrant agreed to pay a yearly compensation of $120,000. A copy of the agreement is attached hereto as Exhibit 10.6.

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

The Registrant has appointed Most & Company, LLP as the Registrant's independent accountants for the Registrant’s recently changed year ended June 30, 2006. This is a change in accountants recommended by the Registrant's Executive Management and approved by the Registrant's Board of Directors. The Registrant replaced Lawrence Scharfman &

 Co., CPA, P.C. and engaged Most & Company, LLP on July 17, 2006. During the most recent two fiscal years and during the portion of 2006 preceding the Board’s decision, neither the Registrant, nor anyone engaged on its behalf, has consulted with Most & Company, LLP, regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The report of Lawrence Scharfman & Co., CPA, P.C. on the Registrant’s consolidated financial statements for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Lawrence Scharfman & Co., CPA, P.C.’s issuance of a going concern opinion on the financial statements for the fiscal year ended December 31, 2005. From March 6, 2006, the date when Lawrence Scharfman & Co., CPA, P.C. was appointed as the Registrant’s independent accountant, and for the most recent fiscal year and the subsequent interim period ending on July 17, 2006, when Lawrence Scharfman & Co., CPA, P.C. was replaced as the Registrant’s independent accountant, there were no disagreements between the Registrant and Lawrence Scharfman & Co., CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lawrence Scharfman & Co., CPA, P.C. would have caused it to make a reference to the subject matter of the disagreement in connection with its audit reports.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Lawrence Scharfman & Co., CPA, P.C., as the independent accountants of the Registrant.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 17, 2006, the Registrant’s Board of Directors agreed to change its fiscal year from December 31 to June 30, effectively immediately. The Registrant plans to file a transition report on Form 10-KSB for the period from January 1, 2006 through June 30, 2006.

Section 8 - Other Events

Item 8.01 Other Events

On July 12, 2006, the Registrant issued a press release announcing the acquisition of a research and development facility from STALK, LCC as well as the consulting services of Brian Hoffert. A copy of the press release is attached hereto as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Exhibit Title of Description
10.5	Purchase Agreement between AFV Solutions, Inc. and STALK, LLC, dated June 30, 2006
10.6	Consulting Agreement between AFV Solutions, Inc. and STALK, LLC, dated June 30, 2006
16	Letter from Lawrence Scharfman & Co., CPA, L.P. dated July 17, 2006
99.1	AFV Press Release announcing the Acquisition of Alternative Fuel Research and Development Facility, dated July 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AFV SOLUTIONS, INC.

By:/s/ Jeffrey Groscost

Jeffrey Groscost, President

Date: July 26, 2006